Exhibit 10.1

RESTRICTED STOCK AGREEMENT

This Agreement (the “Agreement”) is made as of the 31st day of August, 2007 (“Date of Award”), between Medarex, Inc., a New Jersey corporation (the “Company”), and Christian S. Schade (the “Grantee”).  In consideration of the agreements set forth below, the Company and the Grantee agree as follows:

1.             Grant.  A restricted stock award (“Award”) of 65,000 shares (“Award Shares”) of the Company’s common stock, $.01 par value per share (“Common Stock”), is hereby granted by the Company to the Grantee subject to (i) the terms and conditions hereof, (ii) the provisions of the Medarex, Inc. 2005 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A and the terms of which are incorporated by reference herein, and (iii) the terms and conditions of the Grantee’s employment agreement with the Company dated January 5, 2004 (the “Employment Agreement”), and (iv) the receipt by the Company of a stock power endorsed in blank by the Grantee, in the form attached hereto as Exhibit B.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.  The term “Cause” as used herein shall have the meaning set forth in Section 6.B.(1) of the Employment Agreement and not in the Plan.  In the event of any conflict between the provisions of this Agreement, the Employment Agreement and those of the Plan, the provisions of the Plan shall control.

2.             Transfer Restrictions.  None of the Award Shares shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee, except in accordance with the terms of this Agreement and the Plan.

3.             Release of Restrictions.

(a) The restrictions set forth in Section 2 above shall lapse on August 31, 2010 with respect to all 65,000 Award Shares, provided, however, that if, prior to August 31, 2010, the Grantee’s employment with the Company is terminated by the Company either (i) without Cause or (ii) after giving the Grantee notice of non-renewal of the Employment Agreement, the restrictions set forth in Section 2 above shall be deemed to have lapsed with respect to 1/36th of the Award Shares for each month of Grantee’s employment with the Company beginning on August 31, 2007 and ending on Grantee’s termination date.

(b) In the event the Grantee’s employment with the Company is terminated prior to the date the restrictions lapse, as provided in Section 3(a), due to the Grantee’s retirement, permanent disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Grantee’s Award Shares.

4.             Forfeiture.  Except as set forth in Section 3 above, in the event the Grantee’s employment with the Company is terminated for any reason prior to the date the restrictions lapse as provided in Section 3 above, the Award Shares for which restrictions have not lapsed shall be forfeited to the Company.

5.             Tender Offer/Merger; Adjustment of Shares.  Notwithstanding anything contained herein to the contrary:

(a)           Award Shares (i) may be tendered in response to a tender offer for or a request or invitation to tenders of greater than 50% of the outstanding Common Stock of the Company or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; provided, however, that in each case, in the event such tender offer, request for tender, merger, consolidation or share exchange does not result in a Change in Control, the securities or other consideration received in exchange therefore shall thereafter be subject to the restrictions and conditions set forth herein.  Notwithstanding anything in the foregoing to the contrary, upon a Change in Control any and all restrictions on restricted stock shall lapse regardless of the restriction period established by the Committee and all such restricted stock shall become fully vested and nonforfeitable.

(b)           In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock.  Any Common Stock or other securities received by the Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

6.             Rights as Stockholder.  The Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares held in escrow including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award, even if some or all of such Award Shares have not yet vested and been released from the restrictions set forth in Section 2 above.

7.             Escrow of Share Certificates.  Certificates for the Award Shares shall be issued in the Grantee’s name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein; provided, however, that the terms of such escrow shall make allowance for the transactions contemplated by Section 5 above.  A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse, provided that any withholding obligations of the Company are satisfied pursuant to Section 9 below.

8.             Government Regulations.  Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.             Withholding Taxes.  The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements which may arise in connection with this Award.

10.           Tax Consequences.   The acquisition and vesting of the Award Shares may have adverse tax consequences to the Grantee that may be avoided or mitigated by filing an election under Section 83(b) of the Code.  Such election must be filed within thirty (30) days after the date this Award is granted.  The Grantee hereby acknowledges that it is his responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Grantee requests the Company to make such filing on his behalf.

11.           Award not a Service Contract.  This Award is not an employment or service contract, and nothing in this Award shall be deemed to create in any way whatsoever any obligation on the Grantee’s part to continue in the employ of or service to the Company, or on the part of the Company to continue the Grantee’s employment or service.

12.           Governing Law.  This Agreement shall be construed under the laws of the State of New Jersey, without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, the Company has caused this Award to be granted on the date first above written.

Medarex, Inc.

	By:	/s/ Howard H. Pien
Howard H. Pien,
President and
Chief Executive Officer

Accepted:

/s/ Christian S. Schade
Christian S. Schade – Grantee

EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED

Please insert Social Security or other

   Identification number of assignee

Hereby sell, assign and transfer unto:

(                                ) Shares of the                            Capital Stock of

                                                       standing in my (our) name(s) on the books of said Corporation represented by Certificate(s) No.(s)

herewith and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:	By:

Signature Guaranteed*

* An eligible guarantor is a member of one of the Acceptable Signature Guarantee Medallion Programs (STAMP, SEMP, NYSEMSP) with a bond limit of $500,000 or more, or has applied to us and has been accepted by Continental Stock Transfer & Trust Company as of current date.